Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

OF

PEABODY ENERGY CORPORATION

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1.1. Place of Meeting. Meetings of the stockholders of the Corporation shall be held at such place, if any, either within or without the State of Delaware as the Board of Directors may determine. In lieu of holding a meeting of stockholders at any place, the Board of Directors, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communication.

Section 1.2. Annual Meetings. (A) Annual meetings of stockholders shall be held, at a date, time and place, if any, fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting.

(B) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 1.4 of these By-Laws (as may be amended from time to time, the “By-Laws”), (2) by or at the direction of the Chairman of the Board or (3) by any stockholder of the Corporation who is entitled to vote at the meeting, who (x) complied with the notice procedures set forth in subparagraph (C) of this Section 2 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting or (y) complied with the procedures and met the requirements set forth in Section 1.10 of these By-Laws; clause (3) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14-a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(C) Without qualification, for nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.2(B)(3)(x) of these By-Laws, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting;

provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (C) or Section 1.3(B) of these By-Laws) must (1) set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (a) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; provided that the Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; (2) as to any other business that the stockholder proposes to bring before the meeting, set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (b) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (b) (i) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (iv) any short interest in any security of the Corporation (for purposes of these By-Laws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (v) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (vii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), and (c) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (4) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article I, Section 1.8 of these By-Laws.

(D) Notwithstanding anything in the second sentence of paragraph (C) of these By-Laws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty (80) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

Section 1.3. Special Meetings. (A) General. Each of the chairman of the board, chief executive officer, president and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (B)(4) of this Section 1.3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to subsection (B) of this Section 1.3, a special meeting of stockholders shall also be called by the secretary of the Company to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less the Special Meeting Percentage (as defined below) of all the votes entitled to be cast on such matter at such meeting.

(B)    Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at such meeting, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving a valid Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 20 Business Days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 20th Business Day after the first date on which a Record Date Request Notice is received by the secretary.

(2)    In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 40% (forty percent) of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Company’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Company which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Company owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)    The secretary shall inform the requesting stockholders as promptly as practicable of the reasonably estimated cost of preparing and mailing or delivering the notice of the requested special meeting (including the Company’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 1.3(B), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)    In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held on such date and at such place and time as shall be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 60 days after the record date for such meeting (the “Meeting Record Date”). In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the date that a valid Special Meeting Request is deemed to have been received, in accordance with subsection (B)(6) of this Section 1.3, by the secretary (the “Delivery Date”), then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date (or if such day is not a Business Day, the first preceding Business Day). Notwithstanding anything to the contrary herein, the Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 1.3(B).

(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)    The chairman of the board, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Company that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Company or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)    Only such business shall be conducted at a Stockholder-Requested Meeting as shall have been set forth in and brought before the meeting pursuant to the Special Meeting Request with respect to such meeting.

(8)    The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.3 and, if the chairman should so determine, any such business not properly brought before the meeting shall not be transacted.

(9)    For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Saint Louis, Missouri are authorized or obligated by law, regulation or executive order to close.

Section 1.4. Notice. Except as otherwise provided by law, at least ten (10) and not more than sixty (60) days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Fourth Amended and Restated Certificate of Incorporation of the Corporation, filed with the Delaware Secretary of State on April 3, 2017 (as it may be amended from time to time, the “Charter”) otherwise provides) any special meeting of the stockholders may be cancelled by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed (including by electronic transmission in accordance with applicable law) to the stockholders at their address appearing on the books of the Corporation. Notice by mail is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, and notice by electronic transmission shall be deemed given pursuant Section 232(b) of the General Corporation Law of the State of Delaware. Any stockholder may waive notice of any meeting, either before or after the meeting. The attendance of any stockholder at any meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 1.5. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. The Chairman of the meeting or a majority of the outstanding capital stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (provided, that with respect to a Stockholder-Requested Meeting, such date may not be more than 90 days after the original record date). No notice of the time and place of adjourned meetings need be given other than by announcement at the meeting, except as required by law.

Section 1.6. Voting. (A) Except as otherwise provided by law or by the Charter, (a) all matters submitted to a meeting of stockholders, other than the election of directors, shall be decided by vote of the holders of record of a majority of the shares of the Corporation’s issued and outstanding capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, and (b) except as otherwise provided in subparagraph (B) of this Section 1.6 in the case of a contested election (as defined below), each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Section 1.6, a majority of votes cast shall mean that the number of shares voted “for” exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority or votes against in each case as applicable and shall exclude abstentions with respect to that director’s election.

(B) In the event of a contested election of directors, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Section 1.6, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary of the Corporation (a) as of the close of the applicable notice of nomination period set forth in Section 1.2(C) of these By-Laws based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 1.2(C) or (b) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with said Section 1.2(C); provided that the determination that an election is a “contested election” by the Secretary of the Corporation pursuant to clause (a) or (b) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

(C) Whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Charter (including the certificate of designations relating to any Preferred Stock or Series Common Stock) and these By-Laws applicable thereto.

(D) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders, the Board may fix a record date, which will not precede the date upon which the Board resolution fixing the same is adopted and will not be more than 60 nor less than 10 calendar days before the date of such meeting, except to the extent otherwise permitted under the General Corporation Law of the State of Delaware. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any recess or adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the recessed or adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to such notice of such recessed or adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.6(D) at the recessed or adjourned meeting. The Company will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Company has notice thereof, except as expressly provided by applicable law. The provisions of this Section 1.6 will be subject to compliance with Section 1.3(B)(4) as it relates to the determination of the Meeting Record Date.

Section 1.7. General. (A) Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-Laws. Except as otherwise provided by law, the Charter or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(B) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(C) For purposes of this By-Law, no adjournment nor notice of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Article, and in order for any notification required to be delivered by a stockholder pursuant to this Article to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting. Subject to Section 1.4 and, with respect to adjournments, Section 1.5 above and applicable law, the Board of Directors may elect to postpone any previously scheduled meeting of stockholders.

(D) Notwithstanding the foregoing provisions of this Article, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws.

Nothing in these By-Laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 1.8. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.2(C) of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in writing or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation that has not been disclosed to the Corporation in writing, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 1.9. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting shall fix and announce at the meeting the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 1.10. Inclusion of Stockholder Director Nominations in the Corporation’s Proxy Materials. (A) Subject to the terms and conditions set forth in these

By-Laws, for any annual meeting of stockholders commencing with the Corporation’s 2017 annual meeting, the Corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder or group of stockholders that satisfies the requirements of this Section 1.10, including qualifying as an Eligible Stockholder (as defined in paragraph (E) below), and that expressly elects at the time of providing the written notice required by this Section 1.10 (a “Proxy Access Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 1.10. For the purposes of this Section 1.10:

(1) “Voting Shares” shall mean outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors;

(2) “Constituent Holder” shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (E) below) or beneficial holder whose stock ownership is counted for the purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (E) below) or qualifying as an Eligible Stockholder (as defined in paragraph (E) below);

(3) “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership, and

(4) a stockholder (including any Constituent Holder) shall be deemed to “own” only those outstanding shares of Voting Shares as to which the stockholder itself (or such Constituent Holder itself) possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder or Constituent Holder (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or Constituent Holder (or any of either’s affiliates) for any purposes or purchased by such stockholder or Constituent Holder (or any of either’s affiliates) pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or Constituent Holder (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of Voting Shares, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or Constituent Holder’s (or either’s affiliates’) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or Constituent Holder (or either’s affiliates), other than any such arrangements solely involving an exchange-listed multi-industry market index fund in which Voting Shares represent at the time of entry into such arrangement less than 10% of the proportionate value of such index. A stockholder (including any Constituent Holder) shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder itself (or such Constituent Holder itself) retains the right to instruct how the shares are voted with respect to the election of Directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder’s (including any Constituent Holder’s) ownership of shares shall be deemed to continue during any period in which such person has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(a)	For purposes of this Section 1.10, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (2) if the Eligible Stockholder so elects, a Statement (as defined in paragraph (G) below). The Corporation shall also include the name of the Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-Laws notwithstanding, the Corporation may in its sole discretion solicit against and include in the proxy statement its own statements or other information relating to any Eligible Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.

(b)	To be timely, a stockholder’s Proxy Access Notice must be delivered to the principal executive offices of the Corporation within the time periods applicable to stockholder notices of nominations pursuant to Section 1.2(C) of these By-Laws. In no event shall any adjournment or postponement of an annual meeting, the date of which has been announced by the Corporation, commence a new time period for the giving of a Proxy Access Notice.

(c)

The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 1.10 but either are subsequently withdrawn or that the

Board of Directors decides to nominate as Board of Director nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (x) two and (y) the largest whole number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 1.10 (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by: (1) the number of such director candidates for which the Corporation shall have received one or more valid stockholder notices nominating director candidates pursuant to Section 1.2(C) of these By-Laws; (2) the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Shares, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one; and (3) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 1.10, other than any such director referred to in this clause (3) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.10 exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of Voting Shares each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d)	An “Eligible Stockholder” is one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 1.10, and as of the record date for determining stockholders eligible to vote at the annual meeting, capital stock of the Corporation representing at least 3% of the Voting Shares (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two or more collective investment funds that are (1) under common management and investment control, (2) under common management and funded primarily by the same employer or (3) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 1.10, provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 1.10. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 1.10 (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (E), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3 year) period ending on that date and through the other applicable dates referred to above (in addition to the other applicable requirements being met).

(B) No later than the final date when a nomination pursuant to this Section 1.10 may be delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation: (1) with respect to each Constituent Holder, the name and address of, and number of Voting Shares owned by, such person; (2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to the Corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide: (a) within ten (10) days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and (b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders; (3) any information relating to such Eligible Stockholder (including any Constituent Holder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s Stockholder Nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such Stockholder Nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Eligible Stockholder (including any Constituent Holder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s Stockholder Nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Eligible Stockholder (including any Constituent Holder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive officer of such registrant; (5) a representation that such person (a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.10, (c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (d) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 1.10; (6) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (7) an undertaking that such person agrees to (a) assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder (including such person) provided to the Corporation, and (b) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder of stockholders of the Corporation relating to the annual meeting at which the Stockholder Nominee will be nominated. In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 1.10, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds included within the Qualifying Fund are either part of the same family of funds or sponsored by the same employer. In order to be considered timely, any information required by this Section 1.10 to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than ten days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (2) no later than the fifth day before the annual meeting, to disclose the foregoing information as of the date that is no earlier than ten days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any defect.

(a)	The Eligible Stockholder may provide to the Secretary of the Corporation, at the time the information required by this Section 1.10 is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the candidacy of such Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.10, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(b)

No later than the final date when a nomination pursuant to this Section 1.10 may be delivered to the Corporation, each Stockholder Nominee must (1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee: (a) consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected; (b) agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other publicly available policies and guidelines of the Corporation applicable to directors; and (c) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation; (2) complete, sign and submit all questionnaires, representations and agreements required by these By-Laws or of the Corporation’s directors generally; and (3) provide such additional information as necessary to permit the Board of Directors to determine if such Stockholder Nominee: (a) is independent under the listing standards of each principal U.S. exchange upon which the common shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors; (b) has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics; (c) would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these By-Laws, the Charter, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation; and (d) is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission. In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder) or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.

(c)	Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election at that annual meeting (other than by reason of such Stockholder Nominee’s disability or other health reason), or (2) does not receive votes cast in favor of the Stockholder Nominee’s election of at least 10% of the shares represented in person or by proxy at the annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 1.10 for the next two annual meetings. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 1.10 or any other provision of the By-Laws, Charter or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders.

(d)

The Corporation shall not be required to include, pursuant to this Section 1.10, a Stockholder Nominee in its proxy materials for any annual meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (1) who is not independent under the listing standards of each principal U.S. exchange upon which the common share of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (2) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-Laws, the Charter, the rules and listing standards of the principal U.S. exchange upon which the common shares of the Corporation are traded or any applicable law, rule or regulation; (3) if the Eligible Stockholder (or any Constituent Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 1.10 or any agreement, representation or undertaking required by this Section; or (4) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting. For the purposes of this paragraph, clauses (1) and (2) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 1.10 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder Nominees to be nominated; provided, however, that clauses (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Shares owned by such Eligible Stockholder (or Constituent Holder) being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder the exclusion from the proxy materials pursuant to this Section 1.10 of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).

ARTICLE II

DIRECTORS

Section 2.1. Responsibility. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

Section 2.2 Number, Election and Removal of Directors. (A) The number of Directors that shall constitute the Board of Directors shall be not less than three nor more than 15. Within the limits specified in the Charter (including the certificate of designations relating to any Preferred Stock or Series Common Stock) and in these By-Laws, the number of Directors shall be determined by the Board of Directors by resolution adopted by a majority of the Board of Directors or by the stockholders. The Directors shall be elected by the stockholders at their annual meeting in the manner set forth in Section 1.6 of these By-Laws. Any newly created directorship on the Board of Directors that results from an increase in the number of Directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the remaining term as that of his or her predecessor. Directors may be removed, with or without cause, by the affirmative vote of a majority of the shares of the Corporation entitled to vote generally in the election of directors, voting as a single class. Unless and except to the extent that these By-Laws shall so require, the election of the Directors of the Corporation need not be by written ballot.

(B) All Directors shall be of one class and serve for a term ending at the annual meeting following the annual meeting at which the Director was elected. In no case shall a decrease in the number of Directors shorten the term of any incumbent Director. Each Director shall hold office after the annual meeting at which his or her term is scheduled to end until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

Section 2.3. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman or President and shall be called by the President or Secretary if directed by a majority of the Directors. Directors may participate in meetings of the Board of Directors or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Except as otherwise provided herein, whenever notice is required to be given to any Director by applicable law, the Charter or these By-Laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission. Notice of each special meeting of the Board of Directors shall be sent to each Director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors. Whenever notice to Directors is required by applicable law, the Charter or these By-Laws, a waiver thereof, in writing signed by, or by electronic transmission by, the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 2.4. Quorum. One-third of the entire Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the Charter, these By-Laws or any contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 2.5. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees, including without limitation an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in place of any such absent or disqualified member. A quorum for the transaction of business of such committee shall be fifty percent or more of the authorized number of members of such committee, unless otherwise provided in any resolution of the Board of Directors designating a committee pursuant to this Section 2.5. The act of a majority of the members of such committee present at any meeting of such committee at which there is a quorum shall be the act of such committee (except as otherwise specifically provided by law, the Charter or these By-Laws).

ARTICLE III

OFFICERS

Section 3.1. General. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, one or more Presidents, one or more Vice Presidents, a Secretary, a Treasurer and such other additional officers with such titles (including, without limitation, a Chief Operating Officer and a Chief Financial Officer) as the Board of Directors shall from time to time determine, all of whom shall be elected by and shall serve at the pleasure of the Board of Directors. Subject to applicable law, an officer may hold more than one office, if so elected by the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors. All officers shall be subject to the supervision and direction of the Board of Directors. The Chairman of the Board shall be chosen from among the directors. The Board of Directors may from time to time elect, or the Chief Executive Officer or President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the Chief Executive Officer or President, as the case may be. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.

Section 3.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time as provided in Section 3.3.

Section 3.3. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board of Directors then in office. Any officer or agent appointed by the Chief Executive Officer or the President may be removed by the Chief Executive Officer or the President, as the case may be, at any time, with or without cause. Such removal, whether by the Board of Directors, the Chief Executive Officer or the President, shall be without prejudice to the contractual rights, if any, of the person so removed; provided that no elected officer shall have any contractual rights against the Corporation for compensation beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation, severance or other employee plan.

Section 3.4. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President.

ARTICLE IV

INDEMNIFICATION

To the fullest extent permitted by the Delaware General Corporation Law: (A) the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(B) The Corporation shall promptly pay expenses incurred by any person described in the first sentence of paragraph (A) of this By-Law in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation; provided, however, that the payment of such expenses incurred by or on behalf of such person in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of such person to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article IV.

(C) The Corporation may purchase and maintain insurance on behalf of any person described in paragraph (A) of this By-Law against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law or otherwise.

(D) The provisions of this By-Law shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this By-Law shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this By-Law and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this By-Law shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this By-Law shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, the Charter, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of paragraph (A) of this By-Law shall be made to the fullest extent permitted by law.

(E) For purposes of this By-Law, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(F) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE V

GENERAL PROVISIONS

Section 5.1. Amendments. Except as otherwise provided by applicable law, the Charter or these By-Laws, these By-Laws may be amended, altered, changed, adopted and repealed or new By-Laws adopted by the Board of Directors, or by the stockholders as expressly provided in the Charter (including the certificate of designations relating to any Preferred Stock or Series Common Stock).

Section 5.2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 5.3. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law (as it may be amended from time to time) or the Charter or these By-Laws, or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, to the extent that no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Section 5.4. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect such records pursuant to the Delaware General Corporation Law (as it may be amended from time to time), the Corporation shall so convert such records.

As amended through April 3, 2017